EXHIBIT 3(i).2

                (Articles of Amendment, dated November 24, 1980)

                              ARTICLES OF AMENDMENT

                                       OF
                        AMERICAN CONSOLIDATED MINING, CO,
                   (formerly American Consolidated Mines, Co.)

         We, the undersigned, being the president and secretary of American Consolidated Mining, Co., formerly American Consolidated Mines, Co., pursuant to a duly held special directors meeting on the 21st day of November, 1980 at the hour of 10:00 a.m. in accordance with the Utah Business Corporation Act, Title 16, Section 10, providing for the amendment of corporate articles, hereby adopt the following amendment to the Articles of Incorporation.

                                    ARTICLE I
                                DIRECTORS ACTION

         The shareholders of the corporation at a duly and regularly scheduled meeting of the directors on the 21st day of November 1980, approved the amendment of the Articles of Incorporation changing the name of the corporation. At the time of the directors meeting there were no shares of common stock outstanding and entitled to vote with regard to the adoption of this amendment. All action taken was prior to the issuance of any stock.

                                   ARTICLE II
                               NAME OF CORPORATION

         The following resolution was adopted by the directors:

         RESOLVED, that the name of the corporation be changed to American Consolidated Mining, Co. and that this amendment supercede the former name of the corporation, American Consolidated Mines, Co.

                                   ARTICLE II
                               SCOPE OF AMENDMENT

         The adoption of this amendment shall superceded the original name of the corporation in its entirety and shall constitute an amendment to the original Articles of Incorporation.

         DATED this 24th day of November, 1980.

                                  AMERICAN CONSOLIDATED MINING, CO.
                                  Formerly American Consolidated Mines, Co.


                                  By /s/ Steven J. Haslam
                                     ---------------------
                                       President

Attest:

 /s/ William D. Moeller
-------------------------------
Secretary

STATE OF UTAH                  )
                               :ss
COUNTY OF SALT LAKE            )

         SUBSCRIBED AND SWORN to before me this 24th day of November, 1980.

                                                       /s/ Tammy Reich
                                                     ----------------------
                                                     NOTARY PUBLIC

                       Residing in Salt Lake County, Utah

My Commission Expires:
       4-25-83